EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation

Subsidiary                                     Percentage       State of
----------                                     ----------       --------
                                               Owned            Incorporation
                                               -----            -------------

Coastal Federal Savings Bank                   100%             United States

Coastal Federal Mortgage, Inc.                 100%             South Carolina

Coastal Investor Services, Inc.                100%             South Carolina

Coastal Technology Solutions                   100%             South Carolina

Coastal Federal Holding Corporation            100%             Delaware

Coastal Real Estate Investment                 100%             North Carolina
  Corporation (3)

Coastal Mortgage Bankers and                   100%             South Carolina
  Realty Co., Inc. (1)

Shady Forest Development                       100%             South Carolina
  Corporation (2)

Sherwood Development                           100%             South Carolina
  Corporation (2)

Ridge Development Corporation (2)              100%             South Carolina

501 Development Corporation (2)                100%             South Carolina

North Beach Investment, Inc. (2)               100%             South Carolina

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(1)  First tier subsidiaries of Coastal Federal.
(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.
(3) First tier operating subsidiary of Coastal Federal Holding Corporation, consolidated with Coastal Federal for Regulatory Reporting.


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